Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Consumer Direct Holdings, Inc. and Subsidiaries

Missoula, Montana

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 19, 2022, relating to the consolidated financial statements of Consumer Direct Holdings, Inc. and Subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Chicago, IL

December 6, 2022